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                                                              EXHIBIT 11(b)





                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Trustees
Short-Term Investments Trust

We consent to the use of our reports on the Treasury Portfolio and Treasury TaxAdvantage Portfolio (portfolios of Short- Term Investments Trust) dated October 4, 1996 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Reports" in the Statements of Additional Information.




                                        /s/ KPMG PEAT MARWICK LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP



Houston, Texas
December 4, 1996